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                                                                    EXHIBIT 11.1
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                              HELLO DIRECT, INC.
                      COMPUTATION OF NET INCOME PER SHARE

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                                                                     Three months Ended             Six Months Ended
                                                                     ------------------             ----------------
                                                                  June 30,       June 30,        June 30,        June 30,
                                                                   1997            1996            1997            1996
                                                                   ----            ----            ----            ----
Net income                                                      $  370,000      $  305,000      $  670,000      $  560,000
                                                                ==========      ==========      ==========      ==========
Weighted average common shares outstanding                       5,031,000       4,979,000       5,023,000       4,967,000
Common stock equivalents:
  Common stock options, utilizing treasury stock method
   when dilutive                                                    79,000          58,000          66,000          58,000
                                                                ----------      ----------      ----------      ----------

Weighted average shares outstanding                              5,110,000       5,037,000       5,089,000       5,025,000
                                                                ==========      ==========      ==========      ==========

  Net income per share                                          $     0.07      $     0.06      $     0.13      $     0.11
                                                                ==========      ==========      ==========      ==========
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